UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

Medidata Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34387 (Commission File Number)	13-4066508 (IRS Employer Identification No.)

350 Hudson Street, 9th Floor New York, New York (Address of principal executive offices)	10014 (Zip Code)

Registrant’s telephone number, including area code: (212) 918-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on May 28, 2014, the Company’s stockholders took the following actions: (1) elected seven directors to serve on the board of directors until the Company’s next annual meeting of stockholders or until their respective successors have been elected and qualified; (2) disapproved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement (the “Say on Pay Vote”); (3) approved the Company’s Amended and Restated 2014 Employee Stock Purchase Plan ; (4) approved an amendment to the Company’s Charter to increase the number of authorized shares of its common stock; and (5) ratified the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2014. For more information about the foregoing proposals, see the Company’s proxy statement filed with the Securities and Exchange Commission on April 15, 2014, the relevant portions of which are incorporated herein by reference.

The number of shares of common stock entitled to vote at the Annual Meeting was 54,083,767. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 50,123,791. The voting results for each proposal are set forth below.

Proposal 1. Election of Directors

The seven director nominees who received the highest number of votes (all of the individuals listed below) were elected to the board of directors, and will serve as directors until the Company’s next annual meeting of stockholders or until their respective successors have been elected and qualified. The votes cast for or withheld with respect to each nominee and the number of broker non-votes with respect to each nominee were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Tarek A. Sherif	45,497,583	976,069	3,650,139
Glen M. de Vries	45,988,413	485,239	3,650,139
Carlos Dominguez	45,447,507	1,026,145	3,650,139
Neil M. Kurtz, M.D.	45,466,225	1,007,427	3,650,139
George W. McCulloch	45,889,641	584,011	3,650,139
Lee A. Shapiro	45,923,601	550,051	3,650,139
Robert B. Taylor	45,920,421	553,231	3,650,139

Proposal 2. Advisory Vote on Executive Compensation (the Say on Pay Vote)

Stockholders disapproved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables, and the related narrative. There were 19,956,531 votes, or 42.94% of the votes cast, for this proposal, and 26,425,400 votes, or 56.86%, against it, with 91,721 votes abstaining and 3,650,139 broker non-votes.

Proposal 3. Amended and Restated 2014 Employee Stock Purchase Plan

Stockholders voted to approve the Company’s Amended and Restated 2014 Employee Stock Purchase Plan. There were 45,846,467 votes, or 98.65% of the votes cast, for this proposal, with 597,236 votes against it, 29,949 votes abstaining and 3,650,139 broker non-votes.

Proposal 4. Charter Amendment to Increase the Number of Authorized Shares of Common Stock

Stockholders voted to approve a Charter amendment to increase the number of authorized shares of common stock. There were 33,984,794 votes, or 62.84% of the total outstanding shares, for this proposal, with 16,046,908 votes, or 29.67%, against it, 92,089 votes abstaining and 3,650,139 broker non-votes.

Proposal 5. Ratification of Appointment of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. The results of the voting included 49,536,955 (or 98.82%) votes for, 568,411 votes against, and 18,425 votes abstaining.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIDATA SOLUTIONS, INC.

Date: May 30, 2014

	By:	MICHAEL I. OTNER
	Name:	Michael I. Otner
	Title:	Executive Vice President—General Counsel and Secretary